Exhibit 99.1

Jason Yuanxin Zhang

EDUCATIONAL BACKGROUND

MBA 1999, Indiana University Kelly School of Business, Bloomington, IN. Major in Finance/Marketing

Ph.D. 1994, University of Hawaii, Honolulu, HI. Major in Cell, Molecular and Neurosciences/Botanic Sciences

M. S.  1987, China (Beijing) Agricultural University, Beijing, China. Major in Plant Pathology

B. S. 1984, Central China (Hubei) Agricultural University, Wuhan, China. Major in Plant Protection

BUSINESS EXPERIENCE

Managing Director and Sr. Analyst, Biotech, Aug. 2007-present, Bank of Montreal Capital Markets, New York, NY
•	Played key roles in securing and completing two biotech deals of $40 million in three months
•	Appeared on CNBC and regularly quoted by news media for insightful stock and industry comments
•	Cover AMLN, ARNA, BIIB, BNVI, CELG, DNA, GILD, MEDX, MOGN, ONXX, PDLI, PHRM, TELK and VRTX

Sr. Vice President and Sr. Analyst, Biotech, July 2004-June 2007, Prudential Equity Group, New York, NY
•	Ranked No. 5 out 73 biotech analysts by StarMine for stock recommendation performances
•	Helped Pru gain market share of key accounts by working closely with other healthcare team members
•	Organized timely, value added expert dinners and conference calls for institutional clients
•	Covered AMLN, ARNA, BIIB, CELG, DNA, GILD, MEDI, MEDX, MOGN, ONXX, PDLI, PHRM, TELK and VRTX
•	Earned client recognition with differentiated and objective opinions on most of stocks under coverage

Sr. Analyst, Biotech, March 2003-July 2004, Independent Research Group, New York, NY
•	Appeared on CNBC and Bloomberg TV and quoted by various news media for insightful stock comments
•	Provide services to more than 100 institutional and hedge fund managers
•	Organized expert dinners at medical conferences for institutional clients
•	Covered CELG, MOGN, OSIP, LGND, POZN, OXGN, GLFD and GENE

Vice President, Biopharmaceuticals Research Analyst, June 2000-March 2003, Stephens Inc., Little Rock, AR
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Organized the first Wall Street Anti-Cancer Institutional Investment conference in San Francisco in September 2000. The conference drew more than 200 institutional clients and was featured in CBS nightly news

•	Guided Stephens’ private equity group in more than $100 million investment in life science companies
•
Published industry report, Cancer: revolutionary therapies, innovative investment opportunities, a comprehensive guide for investing in the anti-cancer biopharmaceutical sector in February 2000 and 2002

•	Covered ABGX, AELA, ALTH, CELG, GNTA, ILXO, IMCL, IMGN, OSIP, SUPG, NERX, NVAX and TELK

Research Associate, Life Science Group, 1999-2000, Stephens Inc., Little Rock, AR
•	Assisted Senior medical device analyst with financial and business analysis of more than 10 public companies
•	Helped organize the first Stephens Biomaterial Investment Conference in New York, September 1999

Business Intern, Summer 1998, Eli Lilly and Company, Indianapolis, IN
•	Conducted market research and for Evista, a product with more than $600 millions sales
•	Participated in business development activities with several biotech companies

SCIENTIFIC RESEARCH EXPERIENCE

Postdoctoral Scientist, 1995-1998, Eli Lilly and Company, Indianapolis, IN
•	Participated in research collaborations between Lilly and two biotech companies and gained first hand experience on effectiveness of alliance governance and value creation
•	Published research results in peer-reviewed scientific journals

Postdoctoral Fellow, 1994-1995, Indiana University School of Medicine, Indianapolis, IN
•	Conducted basic research on molecular mechanisms of cancer development
•	Published research results in peer-reviewed scientific journals

ORGANIZATIONAL EXPERIENCE

Vice President, 1989-1991, Chinese Students and Scholars Association, University of Hawaii, HI
•	Key liaison between the association and local governments and communities

PERSONAL
•	Married with two children
•	US citizen; avid golfer